Exhibit 99.1

For Immediate Release

Contacts:	Steve Zaniboni	Amy Caterina
	SEQUENOM, Inc.	SEQUENOM, Inc.
	Chief Financial Officer	Investor Relations
	(858) 202-9014	(858) 202-9033
	szaniboni@sequenom.com	acaterina@sequenom.com

SEQUENOM REPORTS FOURTH QUARTER AND YEAR-END 2004 FINANCIAL RESULTS

San Diego, Feb. 10, 2005 – SEQUENOM, Inc. (NASDAQ: SQNM), a leading provider of genetic analysis products for molecular medicine and biomedical research, today reported financial results for the fourth quarter and year ended December 31, 2004.

SEQUENOM’s total revenues for the quarter were $6.1 million, compared to $8.0 million for the fourth quarter of 2003. Revenues for fiscal year 2004 were $22.4 million, compared to $30.3 million for the prior year. Total costs and expenses for the quarter decreased to $13.0 million, compared to $18.2 million for the fourth quarter of 2003. Total costs and expenses for fiscal year 2004 decreased to $58.7 million, including a $2.3 million charge for expenses related to the previously announced corporate re-structuring and the associated long-lived asset impairment, compared to $69.3 million for the prior year.

The net loss for the quarter decreased to $6.6 million, or $0.16 per share, compared to $10.0 million, or $0.25 per share for the fourth quarter of 2003. The net loss for fiscal year 2004 decreased to $34.6 million, or $0.87 per share, compared to $36.7 million, or $0.93 per share for fiscal year 2003. The fiscal year 2004 net loss includes the $2.3 million charge for expenses related to the corporate re-structuring and the associated long-lived asset impairment. On December 31, 2004, the Company held cash, cash equivalents, short-term investments and restricted cash totaling $37.9 million.

“In 2004, SEQUENOM’s commercial focus transitioned from high throughput genotyping to clinical research. The MassARRAY® Compact System and its application enhancements including gene expression analysis and other demanding applications with clinical relevance supported this transition. In the fourth quarter, we gained momentum in this market with the placement of nine MassARRAY systems, including placements to leading clinical research institutions in North America, Europe and Asia,” said Steve Zaniboni, SEQUENOM’s Chief Financial Officer and acting Chief Executive Officer.

SEQUENOM Reports Fourth Quarter and Year-End Financial Results

“Additionally, our expenses for the fourth quarter are down significantly as compared to the fourth quarter of 2003, thus demonstrating our commitment to improving our financial performance.”

“Our goals for 2005 are focused and clear. As we previously stated, we expect the MassARRAY platform to become the performance leader in the growing field of applied genetic analysis. Regarding our proprietary genetic discoveries, we intend to stake a leadership position in the area of genetic cancer research and prenatal diagnostic research,” continued Zaniboni.

2005 Goals

•	Expand SEQUENOM’s business opportunities in the clinical research market through the launch of new product offerings, including a product with enhanced multiplexing levels and advanced gene expression software.

•	Achieve Good Manufacturing Practice (GMP) compliance so the Company can advance the diagnostic component of its strategy.

•	Launch of SEQUENOM’s first Analyte Specific Reagents (ASRs) for public domain genetic tests such as Factor V and Cystic Fibrosis, subsequent to GMP compliance.

•	Initiate clinical validation of SEQUENOM’s proprietary breast cancer panel, to demonstrate broad population impact and commercial potential.

•	Continue to publish application developments and results of important genetic discoveries, including additional breast cancer findings.

2004 Highlights

•	Identified ICAM and NuMA genetic variations that signify a higher risk for breast cancer. SEQUENOM’s discovery of these genetic variations associated with breast cancer may be the most important findings in cancer genetics since the discovery of BRCA1 and BRCA2. In addition, the Company conducted research that identified two additional important gene regions associated with breast cancer, each with comparable impact on disease risk. Combined, these genetic discoveries may have the potential to become a valuable diagnostic panel to determine breast cancer predisposition in the population at large.

•	Formed Joint Working Group with Siemens Medical Solutions. SEQUENOM and Siemens are collaborating to explore the requirements for the next generation of molecular diagnostics platforms. Under the arrangement, four MassARRAY systems will be placed in premier diagnostic and clinical labs in the United States and Europe.

•	Enabled breakthrough discoveries. SEQUENOM’s MassARRAY system enabled significant new discoveries in the following fields: diabetes, non-invasive prenatal diagnostic testing, improved cystic fibrosis genetic testing and E.coli mutation detection. Two companies isolated the origin of the first case of bovine spongiform encephalapathy or mad cow disease in North America using MassARRAY technology.

•	Signed Strategic Collaborations with major clinical research institutions. SEQUENOM signed collaboration agreements with the National Institutes of Health to study diabetes, Chinese University of Hong Kong to develop non-invasive prenatal diagnostic tests, Translational Genomics Institute for cancer research, USDA-ARS for livestock identity panel development, and the Health Protection Agency for pathogen analysis.

SEQUENOM Reports Fourth Quarter and Year-End Financial Results

•	Compliance regarding Section 404 of the Sarbanes Oxley Act of 2002. The Securities and Exchange Commission (SEC) has granted an additional 45 days subsequent to the SEC Form 10K filing due date for eligible companies to comply with Section 404. SEQUENOM plans to take advantage of this additional time period, which ends on April 30, 2005. The risks and uncertainties associated with compliance with Section 404 have been disclosed in our prior SEC filings.

The financial results in this press release are unaudited. The complete, audited financial statements of the Company’s fiscal year ended December 31, 2004 will be included in SEQUENOM’s Annual Report on Form 10-K to be filed with the SEC on or before March 16, 2005.

Web Cast of Conference Call

SEQUENOM’s management will hold a conference call today at 12:00 p.m. EST to discuss the Company’s fourth quarter and year-end 2004 results, scientific achievements as well as milestones and guidance for fiscal year 2005. A live web cast is available at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-ventDetails&c=84955&eventID=1012093 and through a link that is posted on the Company’s web site at www.sequenom.com. The web cast will be available online through February 24, 2005. A telephone replay of the conference call also will be available for 48 hours at (800) 642-1687 or (706) 645-9291, reservation # 3346168.

About SEQUENOM

SEQUENOM is committed to providing the best genetic analysis products that translate genomic science into superior solutions for biomedical research, molecular medicine and agricultural applications. The Company’s proprietary MassARRAY system is a high-performance DNA analysis platform that efficiently and precisely measures the amount of genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts.

# # #

SEQUENOM® and MassARRAY® are trademarks of SEQUENOM, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the Company’s expectation for the MassARRAY platform to become the performance leader in the growing field of applied genetic analysis, the Company’s intention to stake a leadership position in the area of genetic cancer research and prenatal diagnostic research, the Company’s 2005 goals including the launch of new product offerings, achieving Good Manufacturing Practice compliance, the launch of Analyte Specific Reagents, clinical validation of the Company’s proprietary breast cancer panel, continuing publications, and the potential for the Company’s genetic discoveries to become a valuable diagnostic panel to determine breast cancer predisposition in the population at large, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking

SEQUENOM Reports Fourth Quarter and Year-End Financial Results

statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the Company’s technologies, market acceptance of the Company’s products, reliance upon the collaborative efforts of others, diagnostic and therapeutic product development and commercialization, and other risks detailed from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and most recent Quarterly Report on Form 10-Q. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

SEQUENOM, Inc.

Condensed Consolidated Financial Statements

(in thousands, except per share data)

Consolidated Summary of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)	(Audited)
Revenues:
Consumables	$3,620	$5,226	$13,162	$16,083
Other product revenue	1,929	2,561	7,864	12,251
Services	—	212	199	1,596
Research	547	—	1,224	322

Total revenues	6,096	7,999	22,449	30,252

Costs and expenses:
Cost of product & service revenue	2,390	4,648	11,361	17,089
Research and development expenses	3,900	6,355	18,626	23,255
Selling and marketing expenses	2,915	2,919	11,174	11,615
General and administrative expenses	2,766	3,379	12,155	13,680
Restructuring and long-lived asset impairment charge	363	—	2,305	—
Amortization of acquired intangibles	681	857	3,075	3,434
Amortization of deferred compensation	—	38	—	187

Total costs and expenses	13,015	18,196	58,696	69,260

Operating loss	(6,919)	(10,197)	(36,247)	(39,008)

Net interest income	101	89	339	951
Other (expense) income, net	(46)	(166)	131	139

Loss before income taxes	(6,864)	(10,274)	(35,777)	(37,918)
Deferred income tax benefit	296	292	1,152	1,237

Net loss	$(6,568)	$(9,982)	$(34,625)	$(36,681)

Net loss per share, basic and diluted:	$(0.16)	$(0.25)	$(0.87)	$(0.93)

Weighted average of shares outstanding, basic and diluted	39,944	39,534	39,720	39,487

Consolidated Balance Sheet Information
	December 31, 2004	December 31, 2003
	(Unaudited)	(Audited)
Assets:
Cash, cash equivalents, short-term
investments and restricted cash	$37,943	$67,454
Property, equipment and leasehold
improvements, net	6,722	9,838
Other assets, including intangibles	13,821	27,644

Total assets	$58,486	$104,936

Liabilities and Stockholders’ Equity:
Deferred revenue	1,424	2,576
Other liabilities	18,990	30,345
Stockholders’ equity	38,072	72,015

Total liabilities and stockholders’ equity	$58,486	$104,936